As filed with the Securities and Exchange Commission on April 26, 2012
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPDR® GOLD TRUST
SPONSORED BY WORLD GOLD TRUST SERVICES, LLC
(Exact name of Registrant as specified in its charter)

New York	81-6124035
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o World Gold Trust Services, LLC
510 Madison Avenue, 9th Floor
New York, New York 10022
(212) 317-3800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven J. Glusband, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
(212) 732-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Toussaint	Steven J. Glusband, Esq.	John Altorelli, Esq.
World Gold Trust Services, LLC	Ann M. Batchelor, Esq.	Alexander G. Fraser, Esq.
510 Madison Avenue, 9th Floor	Carter Ledyard & Milburn LLP	DLA Piper LLP (US)
New York, New York 10022	2 Wall Street	1251 Avenue of the Americas
(212) 317-3800	New York, New York 10005	New York, NY 10020
	(212) 732-3200	212-335-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title of each class of securities	Amount to be	maximum aggregate	maximum aggregate	registration
to be registered	registered(1)	price per share(1)	offering price(1)	fee(1)
SPDR® Gold Shares	200,000,000	$158.53	$31,706,000,000	$3,633,507.60

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices ($159.18 and $157.88, respectively) of the SPDR® Gold Shares (the “Shares”) as reported on April 23, 2012 by NYSE Arca, Inc.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus herein is being filed as a combined prospectus which also relates to 45,200,000 unsold Shares registered under Registration Statement No. 333-167132, under the prospectus dated May 27, 2010. Accordingly, upon effectiveness, this Registration Statement will act as a post-effective amendment to such earlier Registration Statement.

This registration statement shall become effective immediately upon filing, as provided in Rule 462(e) under the Securities Act of 1933.

PROSPECTUS

SPDR® Gold Trust

245,200,000
SPDR® Gold Shares

The SPDR® Gold Trust, or the Trust, issues SPDR® Gold Shares, or the Shares, which represent units of fractional undivided beneficial interest in and ownership of the Trust. World Gold Trust Services, LLC is the sponsor of the Trust, or the Sponsor. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Trust, or the Trustee, HSBC Bank USA, N.A. is the custodian of the Trust, or the Custodian, and State Street Global Markets, LLC is the marketing agent of the Trust, or the Marketing Agent. The Trust intends to issue additional Shares on a continuous basis through its Trustee. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and its sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor.

The Shares trade on NYSE Arca, Inc., or NYSE Arca, under the symbol “GLD.” The closing price of the Shares on the NYSE Arca on April 25, 2012 was $159.62.

The Shares may be purchased from the Trust only in one or more blocks of 100,000 Shares (a block of 100,000 Shares is called a Basket). The Trust issues Shares in Baskets to certain authorized participants, or the Authorized Participants, on an ongoing basis. Baskets are offered continuously at the net asset value, or the NAV, for 100,000 Shares on the day that an order to create a Basket is accepted by the Trustee. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of gold and the trading price of the Shares on the NYSE Arca at the time of each sale.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee or the Marketing Agent and may only be redeemed by or through an Authorized Participant and only in Baskets.

“SPDR” is a trademark of Standard & Poor’s Financial Services, LLC and has been licensed for use by the SPDR® Gold Trust.

The date of this prospectus is April 26, 2012.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares.

The information contained in the section captioned “The Gold Industry” is based on information obtained from sources that the Sponsor believes are reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the gold industry, the operation of the gold bullion market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

The “SPDR” trademark is used under license from Standard & Poor’s Financial Services, LLC (“S&P”) and the SPDR® Gold Trust is permitted to use the “SPDR” trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by SPDR® Gold Trust or its affiliates is sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. S&P is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. S&P has no obligation or liability in connection with the administration, marketing or trading of financial products.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

i

Statement Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” “it is likely” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

ii

Prospectus Summary

You should read this entire prospectus and the material incorporated by reference herein, including “Risk Factors,” before making an investment decision about the Shares.

TRUST STRUCTURE

The Trust is an investment trust, formed on November 12, 2004 under New York law pursuant to a trust indenture, or the Trust Indenture. The Trust holds gold bars and from time to time issues Baskets in exchange for deposits of gold and distributes gold in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares represent a cost-effective investment in gold. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and trade under the ticker symbol GLD on the NYSE Arca.

The Trust’s Sponsor is World Gold Trust Services, LLC, or WGTS, which is wholly-owned by the World Gold Council, or WGC, a not-for-profit association registered under Swiss law. The Sponsor is a Delaware limited liability company and was formed on July 17, 2002. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the WGC, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor established the Trust and generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight over the Trustee and such service providers. The Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian, provided that the Sponsor may not appoint a successor custodian without the consent of the Trustee if the appointment has a material adverse effect on the Trustee’s ability to perform its duties. To assist the Sponsor in marketing the Shares, the Sponsor has entered into a marketing agent agreement with the Marketing Agent, or the Marketing Agent Agreement. The Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the Shares, including a listing of the gold bars held by the Trust. The internet address of the Trust’s website is www.spdrgoldshares.com. This internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. The Marketing Agent has sub-licensed the use of the registered mark “SPDR®” to the Sponsor for use by the Trust.

The Trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, or BNY Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) selling the Trust’s gold as needed to pay the Trust’s expenses (gold sales are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company, or the DTC and (4) monitoring the Custodian.

The Trustee determines the NAV of the Trust on each day that NYSE Arca is open for regular trading at the earlier of (i) the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time, or the London PM fix, or (ii) 12:00 PM New York time. The London PM fix is performed in London by the five members of the London Gold Fix. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee values the gold held by the Trust based on the London PM fix price for an ounce of gold. The Trustee also determines the NAV per Share.

The Custodian is HSBC Bank USA, N.A., or HSBC. The Custodian is responsible for the safekeeping of the Trust’s gold bars transferred to it in connection with the creation of Baskets by Authorized Participants. The Custodian also facilitates the transfer of gold in and out of the Trust through gold accounts it maintains for Authorized Participants and the Trust. The Custodian is a market maker, clearer and approved weigher under the rules of the London Bullion Market Association, or LBMA.

Detailed descriptions of certain specific rights and duties of the Sponsor, Marketing Agent, Trustee and the Custodian are set forth in our Annual Report on Form 10-K incorporated herein by reference.

TRUST OBJECTIVE

The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the expenses of the Trust’s operations. The Shares are designed for investors who want a cost-effective and convenient way to invest in gold. Advantages of investing in the Shares include:

▶	Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the gold bullion market. The Shares may be bought and sold on the NYSE Arca like any other exchange-listed securities, and the Shares regularly trade until 8:00 PM New York time.

▶	Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust’s ongoing expenses will be lower than the costs associated with buying and selling gold bullion and storing and insuring gold bullion in a traditional allocated gold bullion account.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

TRUST’S GOLD HOLDINGS AS OF MARCH 31, 2012

As at March 31, 2012, the Custodian held 41,366,147 ounces of gold on behalf of the Trust in its vault, 100% of which is allocated gold in the form of London Good Delivery gold bars with a market value of $68,771,219,436 (cost — $46,663,999,222) based on the London PM fix on March 31, 2012. Subcustodians held nil ounces of gold in their vaults on behalf of the Trust.

An allocated account is an account with a bullion dealer, which may also be a bank, to which individually identified gold bars owned by the account holder are credited. The gold bars in an allocated gold account are specific to that account and are identified by a list which shows, for each gold bar, the refiner, assay or fineness, serial number and gross and fine weight. As a result of an amendment to the Trust’s agreements with the Custodian effective June 1, 2011, all of the Trust’s gold is fully allocated at the end of each business day. The Custodian provides the Trustee with regular reports detailing the gold transfers in and out of the Trust’s allocated account and identifying the gold bars held in the Trust’s allocated account. Gold held in the Trust’s allocated account is the property of the Trust and is not traded, leased or loaned under any circumstances.

PRINCIPAL OFFICES

The Trust’s office is located at 510 Madison Avenue, 9th Floor, New York, New York 10022 and its telephone number is 212-317-3800. The Sponsor’s office is located at 510 Madison Avenue, 9th Floor, New York, New York 10022. The Trustee has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Custodian’s office is located at 8 Canada Square, London, E14 5HQ, United Kingdom. The Marketing Agent’s office is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

Shares outstanding and NAV per share	As of April 25, 2012, 424,800,000 Shares were outstanding and the estimated NAV per Share as determined by the Trust for April 25, 2012, was $159.03.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets consist of gold and, possibly from time to time, cash. Pursuant to the Trust Indenture, during the life of the Trust the gold and any cash will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) sold or disbursed as needed to pay the Trust’s ongoing expenses.

NYSE Arca symbol	GLD

CUSIP	78463V 107

Creation and redemption	The Trust creates and redeems the Shares from time to time, but only in one or more Baskets (a Basket equals a block of 100,000 Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial amount of gold required for deposit with the Trust to create Shares for the period from the formation of the Trust to the first day of trading of the Shares on the NYSE was 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the Trust’s expenses and the sale of the Trust’s gold to pay the Trust’s expenses. Baskets may be created or redeemed only by Authorized Participants, who pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors.

Net Asset Value	The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee values the gold held by the Trust on the basis of the price of an ounce of gold as set by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five members of the London gold fix. The Trustee determines the NAV of the Trust on each day the NYSE Arca is open for regular trading, at the earlier of the London PM fix for the day or 12:00 PM New York time. If no London PM fix is made on a particular evaluation day or if the London PM fix has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent London gold price fix (AM or PM) is used in the determination of the NAV of the Trust, unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination. The Trustee also determines the NAV per

Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust expenses	The Trust’s ordinary operating expenses have accrued daily and are reflected in the NAV of the Trust. The Trust’s expenses include fees and expenses of the Trustee (which include fees and expenses paid to the Custodian by the Trustee for the custody of the Trust’s gold bars), the fees and expenses of the Sponsor, certain taxes, the fees of the Marketing Agent, printing and mailing costs, legal and audit fees, registration fees, NYSE Arca listing fees and other marketing costs and expenses. In order to pay the Trust’s expenses, the Trustee sells gold held by the Trust on an as-needed basis. Each sale of gold by the Trust is a taxable event to Shareholders. Until the termination of the Marketing Agent Agreement, as amended, if at the end of any month the estimated ordinary expenses of the Trust for such month exceed an amount equal to 0.40% per year of the daily adjusted NAV, or ANAV, of the Trust for such month, the Sponsor and the Marketing Agent will waive the amount of such excess from the fees payable to them from the assets of the Trust for such month in equal shares up to the amount of their fees provided that the gross assets of the Trust exceed a certain minimum amount. For details on the calculation of the ANAV of the Trust, see the Trust’s Annual Report on Form 10-K, incorporated herein by reference. The Trust pays on an ongoing basis the expenses of its operation.

Sponsor’s and Marketing Agent’s fees	The Sponsor’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the daily ANAV of the Trust. The Marketing Agent’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the daily ANAV of the Trust. If at the end of any month before termination of the Marketing Agent Agreement the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the Marketing Agent’s fee and the Sponsor’s fee are subject to reduction.

Voting rights	Shareholders have no voting rights except in limited circumstances. Shareholders holding at least 66-2/3% of the Shares outstanding may vote to remove the Trustee. The Trustee, in turn, may terminate the Trust with the agreement of Shareholders owning at least 66-2/3% of the outstanding Shares. In addition, certain amendments to the Trust Indenture require 51% or unanimous consent of the Shareholders.

Termination events	The Sponsor may, and it is anticipated that the Sponsor will, direct the Trustee to terminate and liquidate the Trust at any time after the first anniversary of the Trust’s formation when the NAV of the Trust is less than $350 million (as adjusted for inflation). The Sponsor may also direct the Trustee to terminate the Trust if the Commodity Futures Trading Commission, or the CFTC, determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended, or the CEA. The Trustee may also terminate the Trust upon the agreement of Shareholders owning at least 66-2/3% of the outstanding Shares.

The Trustee will terminate and liquidate the Trust if one of the following events occurs:

▶ DTC, the securities depository for the Shares, is unwilling or unable to perform its functions under the Trust Indenture and no suitable replacement is available;

▶  The Shares are de-listed from the NYSE Arca and are not listed for trading on another US national securities exchange or through the NASDAQ Stock Market within five business days from the date the Shares are de-listed;

▶ The NAV of the Trust remains less than $50 million for a period of 50 consecutive business days;

▶ The Sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the Trustee has not appointed a successor and has not itself agreed to act as sponsor;

▶ The Trustee resigns or is removed and no successor trustee is appointed within 60 days;

▶ The Custodian resigns and no successor custodian is appointed within 60 days;

▶ The sale of all of the Trust’s assets;

▶ The Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust; or

▶ The maximum period for which the Trust is allowed to exist under New York law ends.

Upon the termination of the Trust, the Trustee will, within a reasonable time after the termination of the Trust, sell the Trust’s gold bars and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to the Shareholders.

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC or DTC Participant, (3) have entered into an agreement with the Trustee and the Sponsor, or the Participant Agreement, and (4) have established an unallocated gold account with the Custodian, or the Authorized Participant Unallocated Account. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of gold and any cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor.

Clearance and settlement	The Shares are evidenced by global certificates that the Trustee issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included or incorporated by reference in this prospectus, including the Trust’s financial statements and the related notes.

The value of the Shares relates directly to the value of the gold held by the Trust and fluctuations in the price of gold could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of gold, and the value of the Shares relates directly to the value of the gold held by the Trust, less the Trust’s liabilities (including estimated accrued expenses). The price of gold has fluctuated widely over the past several years.

Several factors may affect the price of gold, including:

▶	Global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia;

▶	Global or regional political, economic or financial events and situations;

▶	Investors’ expectations with respect to the rate of inflation;

▶	Currency exchange rates;

▶	Interest rates; and

▶	Investment and trading activities of hedge funds and commodity funds.

The Shares have experienced significant price fluctuations. If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if you need to sell your Shares at a time when the price of gold is lower than it was when you made your investment. Even if you are able to hold Shares for the long-term, you may never experience a profit, since gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The amount of gold represented by the Shares will continue to be reduced during the life of the Trust due to the sales of gold necessary to pay the Trust’s expenses irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of gold.

Each outstanding Share represents a fractional, undivided interest in the gold held by the Trust. The Trust does not generate any income and regularly sells gold to pay for its ongoing expenses. Therefore, the amount of gold represented by each Share has gradually declined over time. This is also true with respect to Shares that are issued in exchange for additional deposits of gold into the Trust, as the amount of gold required to create Shares proportionately reflects the amount of gold represented by the Shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the Shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of gold represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of gold. The estimated ordinary operating expenses of the Trust, which accrue daily commencing after the first day of trading of the Shares, are described in the Trust’s Annual Report on Form 10-K, incorporated herein by reference.

Risk Factors

The Trust is a passive investment vehicle. This means that the value of the Shares may be adversely affected by Trust losses that, if the Trust had been actively managed, it might have been possible to avoid.

The Trustee does not actively manage the gold held by the Trust. This means that the Trustee does not sell gold at times when its price is high, or acquire gold at low prices in the expectation of future price increases. It also means that the Trustee does not make use of any of the hedging techniques available to professional gold investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the COMEX division of the New York Mercantile Exchange, or the COMEX, and the NYSE Arca.

The Shares may trade at, above or below the NAV per Share. The NAV per Share fluctuates with changes in the market value of the Trust’s assets. The trading price of the Shares fluctuates in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the COMEX and the NYSE Arca. While the Shares trade on the NYSE Arca until 8:00 PM New York time, liquidity in the global gold market may be reduced after the close of the COMEX at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

The sale of the Trust’s gold to pay expenses at a time of low gold prices could adversely affect the value of the Shares.

The Trustee sells gold held by the Trust to pay Trust expenses on an as-needed basis irrespective of then-current gold prices. The Trust is not actively managed and no attempt will be made to buy or sell gold to protect against or to take advantage of fluctuations in the price of gold. Consequently, the Trust’s gold may be sold at a time when the gold price is low, resulting in a negative effect on the value of the Shares.

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect an investment in the Shares. For example, the 1998 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Shares.

Purchasing activity in the gold market associated with the delivery of gold bullion to the Trust in exchange for Baskets may cause a temporary increase in the price of gold. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the gold bullion bars that are transferred into the Trust in connection with the creation of Baskets may temporarily increase the market price of gold, which will result in higher prices for the Shares. Temporary increases in the market price of gold may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of gold that may result from increased purchasing activity of gold connected with the issuance of Baskets. Consequently, the market price of gold may decline immediately after Baskets are created. If the price of gold declines, the trading price of the Shares will also decline.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the CEA.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures

Risk Factors

contracts regulated by the CEA, as administered by the Commodity Futures Trading Commission, or CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and none of the Sponsor, the Trustee or the Marketing Agent is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares. Consequently, Shareholders do not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when gold prices are lower than the gold prices at the time when Shareholders purchased their Shares. In such a case, when the Trust’s gold is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if gold prices were higher at the time of sale.

The liquidity of the Shares may be affected by the withdrawal of Authorized Participants.

In the event that one or more Authorized Participants which has substantial interests in the Shares withdraws from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares.

The lack of an active trading market or a halt in trading of the Shares may result in losses on investment at the time of disposition of the Shares.

Although Shares are listed for trading on NYSE Arca, there can be no assurance that an active trading market for the Shares will be maintained. If an investor needs to sell Shares at a time when no active market for Shares exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

The price of gold may be affected by the sale of gold by ETFs or other exchange traded vehicles tracking gold markets.

To the extent existing exchange traded funds, or ETFs, or other exchange traded vehicles tracking gold markets represent a significant proportion of demand for physical gold bullion, large redemptions of the securities of these ETFs or other exchange traded vehicles could negatively affect physical gold bullion prices and the price and NAV of the Shares.

Redemption orders are subject to postponement, suspension or rejection by the Trustee under certain circumstances.

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. In addition, the Trustee will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder’s redemption distribution if the price of the Shares declines during the period of the delay. See the Trust’s Annual Report on Form 10-K, incorporated herein by reference. Under the Trust Indenture, the Sponsor and the Trustee disclaim any liability for any loss or damage that may result from any such suspension or postponement.

Shareholders do not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not

Risk Factors

have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of holders of Shares.

An investment in the Shares may be adversely affected by competition from other methods of investing in gold.

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Substantial sales of gold by the official sector could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. The official sector holds a significant amount of gold, most of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise mobilized in the open market. A number of central banks have sold portions of their gold over the past 10 years, with the result that the official sector, taken as a whole, has been a net supplier to the open market. Since 1999, most sales have been made in a coordinated manner under the terms of the Central Bank Gold Agreement, or CBGA, under which 18 of the world’s major central banks (including the European Central Bank) agree to limit the level of their gold sales and lending to the market. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold could decline significantly, which would adversely affect an investment in the Shares.

The Trust’s gold may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s gold bars held by the Custodian or any subcustodian on behalf of the Trust could be lost, damaged or stolen. Access to the Trust’s gold bars could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust may not have adequate sources of recovery if its gold is lost, damaged, stolen or destroyed and recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered.

Shareholders’ recourse against the Trust, the Trustee and the Sponsor, under New York law, the Custodian, under English law, and any subcustodians under the law governing their custody operations is limited. The Trust does not insure its gold. The Custodian maintains insurance with regard to its business on such terms and conditions as it considers appropriate which does not cover the full amount of gold held in custody. The Trust is not a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the gold held by the Custodian on behalf of the Trust. In addition, the Custodian and the Trustee do not require any direct or indirect subcustodians to be insured or bonded with respect to their custodial activities or in respect of the gold held by them on behalf of the Trust. Consequently, a loss may be suffered with respect to the Trust’s gold which is not covered by insurance and for which no person is liable in damages.

The liability of the Custodian is limited under the agreements between the Trustee and the Custodian which establish the Trust’s custody arrangements, or the Custody Agreements. Under the Custody Agreements, the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited, in the case of the Allocated Bullion Account Agreement, to the market value of the gold bars held in the Trust’s allocated gold account with the Custodian, or the Trust Allocated Account, at the time such negligence, fraud or willful default is discovered by the Custodian in the case of the Unallocated Bullion Account Agreement, to the amount of gold credited to the

Risk Factors

Trust’s unallocated gold account with the Custodian, or the Trust Unallocated Gold Account, at the time such negligence, fraud or willful default is discovered by the Custodian. Under each Participant Unallocated Bullion Account Agreement, the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in the Authorized Participant Unallocated Account at the time such gross negligence, fraud or willful default is discovered by the Custodian.

In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Trustee or the investor, under English law, is limited. Furthermore, under English common law, the Custodian or any subcustodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

Gold bars may be held by one or more subcustodians appointed by the Custodian, or employed by the subcustodians appointed by the Custodian, until it is transported to the Custodian’s London vault premises. Under the Allocated Bullion Account Agreement, except for an obligation on the part of the Custodian to use commercially reasonable efforts to obtain delivery of the Trust’s gold bars from any subcustodians appointed by the Custodian, the Custodian is not liable for the acts or omissions of its subcustodians unless the selection of such subcustodians was made negligently or in bad faith. There are expected to be no written contractual arrangements between subcustodians that hold the Trust’s gold bars and the Trustee or the Custodian, because traditionally such arrangements are based on the LBMA’s rules and on the customs and practices of the London bullion market. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LBMA’s rules may be subject to change outside the control of the Trust. Under English law, neither the Trustee, nor the Custodian would have a supportable breach of contract claim against a subcustodian for losses relating to the safekeeping of gold. If the Trust’s gold bars are lost or damaged while in the custody of a subcustodian, the Trust may not be able to recover damages from the Custodian or the subcustodian.

The obligations of the Custodian under the Allocated Bullion Account Agreement, the Unallocated Bullion Account Agreement and the Participant Unallocated Bullion Account Agreement are governed by English law. The Custodian may enter into arrangements with subcustodians, which arrangements may also be governed by English law. The Trust is a New York investment trust. Any United States, New York or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue a subcustodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

If the Trust’s gold bars are lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian, as currently it is the sole custodian holding all of the Trust’s gold; or one or more subcustodians, if appointed; or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Neither the Shareholders nor any Authorized Participant has a right under the Custody Agreements to assert a claim of the Trustee against the Custodian or any subcustodian; claims under the Custody Agreements may only be asserted by the Trustee on behalf of the Trust.

Risk Factors

Because neither the Trustee nor the Custodian oversees or monitors the activities of subcustodians who may temporarily hold the Trust’s gold bars until transported to the Custodian’s London vault, failure by the subcustodians to exercise due care in the safekeeping of the Trust’s gold bars could result in a loss to the Trust.

Under the Allocated Bullion Account Agreement described in the Trust’s Annual Report on Form 10-K, incorporated herein by reference, the Custodian agreed that it will hold all of the Trust’s gold bars in its own vault premises except when the gold bars have been allocated in a vault other than the Custodian’s vault premises, and in such cases the Custodian agreed that it will use commercially reasonable efforts promptly to transport the gold bars to the Custodian’s vault, at the Custodian’s cost and risk. Nevertheless, there will be periods of time when some portion of the Trust’s gold bars will be held by one or more subcustodians appointed by the Custodian or by a subcustodian of such subcustodian.

The Custodian is required under the Allocated Bullion Account Agreement to use reasonable care in appointing its subcustodians but otherwise has no other responsibility in relation to the subcustodians appointed by it. These subcustodians may in turn appoint further subcustodians, but the Custodian is not responsible for the appointment of these further subcustodians. The Custodian does not undertake to monitor the performance by subcustodians of their custody functions or their selection of further subcustodians. The Trustee does not undertake to monitor the performance of any subcustodian. Furthermore, the Trustee may have no right to visit the premises of any subcustodian for the purposes of examining the Trust’s gold bars or any records maintained by the subcustodian, and no subcustodian will be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian. See the section of the Trust’s Annual Report on Form 10-K, incorporated herein by reference captioned “Custody of the Trust’s Gold” for more information about subcustodians that may hold the Trust’s gold bars.

In addition, the ability of the Trustee to monitor the performance of the Custodian may be limited because under the Custody Agreements the Trustee has only limited rights to visit the premises of the Custodian for the purpose of examining the Trust’s gold bars and certain related records maintained by the Custodian.

The ability of the Trustee and the Custodian to take legal action against subcustodians may be limited, which increases the possibility that the Trust may suffer a loss if a subcustodian does not use due care in the safekeeping of the Trust’s gold bars.

If any subcustodian does not exercise due care in the safekeeping of the Trust’s gold bars, the ability of the Trustee or the Custodian to recover damages against such subcustodian may be limited to only such recourse, if any, as may be available under applicable English law or, if the subcustodian is not located in England, under other applicable law. This is because there are expected to be no written contractual arrangements between subcustodians who may hold the Trust’s gold bars and the Trustee or the Custodian, as the case may be. If the Trustee’s or the Custodian’s recourse against the subcustodian is so limited, the Trust may not be adequately compensated for the loss. For more information on the Trustee’s and the Custodian’s ability to seek recovery against subcustodians and the subcustodian’s duty to safekeep the Trust’s gold bars, see the section of the Trust’s Annual Report on Form 10-K, incorporated by reference herein, captioned “Custody of the Trust Gold.”

Gold held in the Trust’s unallocated gold account and any Authorized Participant’s unallocated gold account will not be segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant. In addition, in the event of the Custodian’s insolvency, there may be a delay and costs incurred in identifying the gold bars held in the Trust’s allocated gold account.

Gold which is part of a deposit for a purchase order or part of a redemption distribution will be held for a time in the Trust Unallocated Account and, previously or subsequently in, the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of gold held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of gold held in such unallocated accounts. In addition, if the Custodian fails to allocate the Trust’s gold in a timely

Risk Factors

manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Bullion Account Agreement, or if a subcustodian fails to so segregate gold held by it on behalf of the Trust, unallocated gold will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of gold held in their respective unallocated gold accounts.

In the event of the insolvency of the Custodian, a liquidator may seek to freeze access to the gold held in all of the accounts held by the Custodian, including the Trust Allocated Account. Although the Trust would retain legal title to the allocated gold bars, the Trust could incur expenses in connection with obtaining control of the allocated gold bars, and the assertion of a claim by such liquidator for unpaid fees could delay creations and redemptions of Baskets.

The custody operations of the Custodian are not subject to specific governmental regulatory supervision.

The Custodian is responsible for the safekeeping of the Trust’s gold bullion that the Custodian allocates to the Trust in connection with the creation of Baskets by Authorized Participants. The Custodian also facilitates the transfer of gold in and out of the Trust through unallocated gold accounts it maintains for Authorized Participants and the Trust. Although the Custodian is a market maker, clearer and approved weigher under the rules of the LBMA, which sets out good practices for participants in the bullion market, the LBMA is not an official or governmental regulatory body. In addition, while the Custodian is subject to general banking regulations by U.S. regulators and is generally regulated in the U.K. by the FSA, such regulatory provisions do not directly cover the Custodian’s custody operations in the U.K. Accordingly, the Trust is dependent on the Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its custody operations in order to keep the Trust’s gold secure.

In issuing Baskets, the Trustee relies on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of gold which is more or less than the amount of gold which is required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee relies on information reporting the amount of gold credited to the Trust’s accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of gold actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The Trust’s obligation to reimburse the Marketing Agent and the Authorized Participants for certain liabilities in the event the Sponsor fails to indemnify such parties could adversely affect an investment in the Shares.

The Sponsor has agreed to indemnify the Marketing Agent, its partners, directors and officers, and any person who controls the Marketing Agent, and its respective successors and assigns, against any loss, damage, expense, liability or claim that may be incurred by the Marketing Agent in connection with (1) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of which this prospectus forms a part or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact made by the Sponsor with respect to any representations and warranties or any covenants under the Marketing Agent Agreement, or failure of the Sponsor to perform any agreement or covenant therein, (3) any untrue statement or alleged untrue statement of a material fact contained in any materials used in connection with the marketing of the Shares, (4) circumstances surrounding the third party allegations relating to patent and contract disputes, or (5) the Marketing Agent’s performance of its duties under the Marketing Agent Agreement, and to contribute to payments that the Marketing Agent may be required to make in respect thereof. The Trustee has agreed to reimburse the Marketing Agent, solely from and

Risk Factors

to the extent of the Trust’s assets, for indemnification and contribution due under the preceding sentence to the extent the Sponsor has not paid such amounts directly when due. Under the Participant Agreement, the Sponsor also has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the Authorized Participants may be required to make in respect of such liabilities. The Trustee has agreed to reimburse the Authorized Participants, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. In the event the Trust is required to pay any such amounts, the Trustee would be required to sell assets of the Trust to cover the amount of any such payment and the NAV of the Trust would be reduced accordingly, thus adversely affecting an investment in the Shares.

Under the Trust Indenture, the Sponsor may be able to seek indemnification from the Trust for payments it makes in connection with the Sponsor’s activities under the Trust Indenture to the extent its conduct does not disqualify it from receiving such indemnification under the terms of the Trust Indenture. The Sponsor will also be indemnified by the Trust and held harmless against any loss, liability or expense arising under the Marketing Agent Agreement or any Participant Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Sponsor by the Trustee.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of gold and, possibly from time to time, cash. Pursuant to the Trust Indenture, during the life of the Trust, the gold and any cash will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) sold or disbursed as needed to pay the Trust’s ongoing expenses.

The Gold Industry

SOURCES OF GOLD SUPPLY

Based on data from the GFMS Gold Survey 2011, gold supply averaged 3,778 tonnes (one metric tonne is equivalent to 1,000 kilograms or 32,150.7465 troy ounces) per year between 2001 and 2010. Sources of gold supply include both mine production and the recycling or mobilizing of existing above-ground stocks. The largest portion of gold supplied into the market generally comes from gold mine production, which averaged approximately 2,558 tonnes per year from 2001 through 2010. The second largest source of annual gold supply is from recycled gold, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold; recycled gold averaged approximately 1,117 tonnes annually for the period 2001 through 2010.

Official sector sales (including central banks and supranational organizations activity) outstripped purchases in the period from 1989 to 2009, creating additional net supply of gold into the marketplace. Between 2001 and 2009, official sector annual net sales averaged 439 tonnes. In recent years, however, the pace of net sales slowed sharply and, since the second quarter of 2009, the official sector has been a consistent net buyer of gold on a quarterly basis, with the exception of one quarter. The year 2010 marked the first full year in more than two decades that the official sector had become a net buyer, with purchases totaling 73 tonnes. The prominence given by market commentators to this activity coupled with total amount of gold held by the official sector, has resulted in this area being one of the more visible shifts in the gold market.

SOURCES OF GOLD DEMAND

Based on data from the GFMS Gold Survey 2011, identifiable demand for gold (which excludes over-the-counter transactions) averaged 3,640 tonnes per year between 2001 and 2010. Gold demand generally comes from three sources: jewelry, industry (including medical applications), and investment. The primary source of demand comes from jewelry, which accounted for 67% of the identifiable demand from 2001 through 2010. Identifiable investment demand accounted for a further 21% of the total and industry applications contributed to the remaining 12%. While jewelry remains by far the largest component of demand, its share has decreased over recent years in favor of investment demand, due in part to the financial crisis. Additionally, in 2010, the official sector became a net purchaser of gold for the first time in over two decades.

Gold demand is widely dispersed throughout the world with significant contributions from India and China. While there are seasonal fluctuations in the levels of demand for gold (especially jewelry) in many countries, variations in the timing of such fluctuations by country mean that seasonal changes in demand do not appear to have a significant impact on the global gold price.

OPERATION OF THE GOLD BULLION MARKET

The global trade in gold consists of over-the-counter, or OTC, transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

GLOBAL OVER-THE-COUNTER MARKET

The OTC market trades on a 24-hour per day continuous basis and accounts for most global gold trading. Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Market makers include the eleven market-making members of the LBMA, a trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. The eleven market-making members of the LBMA are: the Bank of Nova Scotia – ScotiaMocatta, Barclays Bank PLC, Credit Suisse, Deutsche Bank AG, Goldman Sachs International, HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., Mitsui & Co Precious Metals Inc., Merrill Lynch International Bank Limited, Société Générale and UBS AG. The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The Gold Industry

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and small bars of 1 kilogram or less. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA. Of the eleven market-making members of the LBMA, six offer clearing services. There are 60 full members, including the market-making members, plus a number of associate members around the world. The information about LBMA members in this prospectus is as of October 27, 2011. These numbers may change from time to time as new members are added and existing members drop out.

In the OTC market, the standard size of gold trades between market makers ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically $0.50 per ounce. Certain dealers are willing to offer clients competitive prices for much larger volumes, including trades over 100,000 ounces, although this will vary according to the dealer, the client and market conditions, as transaction costs in the OTC market are negotiable between the parties and therefore vary widely. Cost indicators can be obtained from various information service providers as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads – the differential between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the gold market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the COMEX. This period lasts for approximately four hours each New York business day morning.

THE LONDON BULLION MARKET

Although the market for physical gold is global, most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

The term “loco London” gold refers to gold bars physically held in London that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of a LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Gold bars meeting these requirements are known as “London Good Delivery Bars.” The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams = 32.1507465 troy ounces and 1 troy ounce = 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 and 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar (expressed in units of 0.025 troy ounces) by the fineness of the bar. A London Good Delivery Bar must also bear the stamp of one of the melters and assayers who are on the LBMA approved list. Unless otherwise specified, the gold spot price always refers to that of a London Good Delivery Bar. Business is generally conducted over the phone and through electronic dealing systems.

Twice daily during London trading hours there is a fix which provides reference gold prices for that day’s trading. Many long-term contracts will be priced on the basis of either the morning (AM) or afternoon (PM) London fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The London fix is the most widely used benchmark for daily gold prices and is quoted by various financial information sources.

Formal participation in the London fix is traditionally limited to five members, each of which is a bullion dealer and a member of the LBMA. The chairmanship rotates annually among the five member firms. The fix takes

The Gold Industry

place by telephone and the five member firms no longer meet face-to-face as was previously the case. The morning session of the fix starts at 10:30 AM London time and the afternoon session starts at 3:00 PM London time. The current members of the gold fixing are Bank of Nova Scotia — ScotiaMocatta, Barclays Bank plc, Deutsche Bank AG, HSBC Bank USA, N.A., and Société Générale. Any other market participant wishing to participate in the trading on the fix is required to do so through one of the five gold fixing members.

Orders are placed either with one of the five fixing members or with another bullion dealer who will then be in contact with a fixing member during the fixing. The fixing members net-off all orders when communicating their net interest at the fixing. The fix begins with the fixing chairman suggesting a “trying price,” reflecting the market price prevailing at the opening of the fix. This is relayed by the fixing members to their dealing rooms which have direct communication with all interested parties. Any market participant may enter the fixing process at any time, or adjust or withdraw his order. The gold price is adjusted up or down until all the buy and sell orders are matched, at which time the price is declared fixed. All fixing orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media. The London fix is widely viewed as a full and fair representation of all market interest at the time of the fix.

FUTURES EXCHANGES

The most significant gold futures exchanges are the COMEX, the Chicago Board of Trade, or CBOT, and the Tokyo Commodity Exchange, or TOCOM. The COMEX and the CBOT both began to offer trading in gold futures contracts in 1974. For most of the period since that date, the COMEX has been the largest exchange in the world for trading precious metals futures and options. Trading volumes in gold futures on the CBOT have, however, sometimes exceeded those on the COMEX. In July 2007, the Chicago Mercantile Exchange, or CME, merged with the CBOT to form the CME Group. On August 22, 2008, the CME Group acquired NYMEX Holdings, Inc., including the COMEX. The TOCOM has been trading gold since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the gold represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. The COMEX operates through a central clearance system. On June 6, 2003, TOCOM adopted a similar clearance system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

OTHER EXCHANGES

There are other gold exchange markets, such as the Istanbul Gold Exchange (trading gold since 1995), the Shanghai Gold Exchange (trading gold since October 2002) and the Hong Kong Chinese Gold & Silver Exchange Society (trading gold since 1918).

MARKET REGULATION

The global gold markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants.

The Gold Industry

MOVEMENTS IN THE PRICE OF GOLD SINCE THE INCEPTION OF THE TRUST

As movements in the price of gold are expected to directly affect the price of the Shares, investors should understand what the recent movements in the price of gold have been. Investors, however, should also be aware that past movements in the gold price are not indicators of future movements.

The following chart provides historical background on the price of gold. The chart illustrates movements in the price of gold in U.S. dollars per ounce over the period from the day the Shares began trading on the NYSE on November 18, 2004 to March 31, 2012, and is based on the London PM fix.

Daily gold price - November 18, 2004 to March 31, 2012

Creation and Redemption of Shares

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. To become an Authorized Participant, a person must enter into a Participant Agreement with the Sponsor and the Trustee. The Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor without the consent of any Shareholder or Authorized Participant. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Some of the activities of Authorized Participants will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.
As of the date of this prospectus, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA LLC, RBC Capital Markets Corporation, Scotia Capital (USA) Inc., UBS Securities LLC Virtu Financial Capital Markets, LLC (f/k/a EWT, LLC) and Virtu Financial BD LLC are the only Authorized Participants. An updated list of Authorized Participants can be obtained from the Trustee or the Sponsor.

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant Unallocated Account in London, or a Participant Unallocated Bullion Account Agreement. Authorized Participant Unallocated Accounts may only be used for transactions with the Trust. An unallocated account is an account with a bullion dealer, which may also be a bank, to which a fine weight amount of gold is credited. Transfers to or from an unallocated account are made by crediting or debiting the number of ounces of gold being deposited or withdrawn. The account holder is entitled to direct the bullion dealer to deliver an amount of physical gold equal to the amount of gold standing to the credit of the account holder. Gold held in an unallocated account is not segregated from the Custodian’s assets. The account holder therefore has no ownership interest in any specific bars of gold that the bullion dealer holds or owns. The account holder is an unsecured creditor of the bullion dealer, and credits to an unallocated account are at risk of the bullion dealer’s insolvency, in which event it may not be possible for a liquidator to identify any gold held in an unallocated account as belonging to the account holder rather than to the bullion dealer.

Certain Authorized Participants are able to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the gold bullion market make it unlikely that an Authorized Participant’s direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Authorized Participants must be a DTC Participant and must be registered as a broker-dealer under the Exchange Act, and regulated by FINRA, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Persons interested in purchasing Baskets

Creation and Redemption of Shares

should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All gold bullion must be delivered to the Trust and distributed by the Trust in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account.

All gold bullion must be of at least a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) and otherwise conform to the rules, regulations practices and customs of the LBMA, including the specifications for a London Good Delivery Bar.

Under the Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Trustee has agreed to reimburse the Authorized Participants, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor to the extent the Sponsor has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and investors should review the description of the procedures for the creation and redemption of Baskets set forth in the Trust Indenture, the form of Participant Agreement and the form of Participant Unallocated Bullion Account Agreement, each of which have been filed as exhibits.

See “Where You Can Find More Information” for information about where you can obtain the registration statement.

CREATION PROCEDURES

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. Purchase orders must be placed by 4:00 PM or the close of regular trading on NYSE Arca, whichever is earlier. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit gold with the Trust, or a combination of gold and cash, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the purchase order.

DETERMINATION OF REQUIRED DEPOSITS

The total deposit required to create each Basket, or a Creation Basket Deposit, is an amount of gold and cash, if any, that is in the same proportion to the total assets of the Trust (net of estimated accrued expenses and other liabilities) on the date the order to purchase is properly received as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received.

DELIVERY OF REQUIRED DEPOSITS

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required gold deposit amount by the end of the second business day in London following the purchase order date. Upon receipt of the gold deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day following the purchase order date the gold deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of gold until such gold has been received by the Trust shall be borne solely by the Authorized Participant. If gold is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable.

Creation and Redemption of Shares

Acting on standing instructions given by the Trustee, the Custodian will transfer the gold deposit amount from the Trust Unallocated Account to the Trust Allocated Account by allocating to the Trust Allocated Account specific bars of gold from unallocated bars which the Custodian holds or instructing a subcustodian to allocate specific bars of gold from unallocated bars held by or for the subcustodian. The gold bars in an allocated gold account are specific to that account and are identified by a list which shows, for each gold bar, the refiner, assay or fineness, serial number and gross and fine weight. Gold held in the Trust’s allocated account is the property of the Trust and is not traded, leased or loaned under any circumstances.

The Custodian will use commercially reasonable efforts to complete the transfer of gold to the Trust Allocated Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant’s DTC account; if, however, such transfers have not been completed by such time, the number of Baskets ordered will be delivered against receipt of the gold deposit amount in the Trust Unallocated Account, and all Shareholders will be exposed to the risks of unallocated gold to the extent of that gold deposit amount until the Custodian completes the allocation process. See “Risk Factors — Gold held in the Trust’s unallocated gold account and any Authorized Participant’s unallocated gold account will not be segregated from the Custodian’s assets . . .”

REDEMPTION PROCEDURES

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed by 4:00 PM or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee.

DETERMINATION OF REDEMPTION DISTRIBUTION

The redemption distribution from the Trust consists of a credit to the redeeming Authorized Participant’s Authorized Participant Unallocated Account representing the amount of the gold held by the Trust evidenced by the Shares being redeemed plus, or minus, the cash redemption amount. The cash redemption amount is equal to the value of all assets of the Trust other than gold less all estimated accrued expenses and other liabilities, divided by the number of Baskets outstanding and multiplied by the number of Baskets included in the Authorized Participant’s redemption order. The Sponsor anticipates that in the ordinary course of the Trust’s operations there will be no cash distributions made to Authorized Participants upon redemptions. Fractions of a fine ounce of gold included in the redemption distribution smaller than 0.001 of a fine ounce are disregarded. Redemption distributions are subject to the deduction of any applicable tax or other governmental charges which may be due.

DELIVERY OF REDEMPTION DISTRIBUTION

The redemption distribution due from the Trust is delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 AM New York time on such third business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed. If the Trustee’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date which the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee’s DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee’s DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

The Custodian transfers the redemption gold amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant’s Authorized Participant

Creation and Redemption of Shares

Unallocated Account. The Authorized Participant and the Trust are each at risk in respect of gold credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors — Gold held in the Trust’s unallocated gold account and any Authorized Participant’s unallocated gold account will not be segregated from the Custodian’s assets . . .”

SUSPENSION OR REJECTION OF REDEMPTION ORDERS

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.

The Trustee will reject a redemption order if (i) the order is not in proper form as described in the Participant Agreement, (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful, (iii) the order would have adverse tax consequences to the Trust or its Shareholders or (iv) circumstances outside the control of the Trustee, the Sponsor or the Custodian make the redemption, for all practical purposes, not feasible to process.

None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension, postponement or rejection.

CREATION AND REDEMPTION TRANSACTION FEE

An Authorized Participant is required to pay a transaction fee to the Trustee of $2,000 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice. A transaction fee may not exceed 0.10% of the value of a Basket at the time the creation and redemption order is accepted.

TAX RESPONSIBILITY

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

United States Federal Tax Consequences

The following discussion of the material United States federal income tax consequences that generally apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income, gift and estate tax consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Carter Ledyard & Milburn LLP, special United States federal tax counsel to the Sponsor. The discussion below is based on the United States Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who hold Shares as “capital assets” within the meaning of Code section 1221. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

▶	An individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

▶	A corporation created or organized in or under the laws of the United States or any political subdivision thereof;

▶	An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

▶	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a U.S. Shareholder as defined above is generally considered a “Non-U.S. Shareholder” for purposes of this discussion. For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of Shares.

TAXATION OF THE TRUST

The Trust is treated as a “grantor trust” for U.S. federal income tax purposes. As a result, the Trust itself will not pay U.S. federal income tax. Instead, the Trust’s income and expenses “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service, or IRS, on that basis.

TAXATION OF U.S. SHAREHOLDERS

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares by delivering gold to the Trust, the delivery of gold to the Trust in exchange for the underlying gold represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the

United States Federal Tax Consequences

Shareholder’s pro rata share of the gold held in the Trust will be the same as its tax basis and holding period for the gold delivered in exchange therefor. For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date, at the same price per Share and, except where otherwise noted, that the sole asset of the Trust is gold.

When the Trust sells gold, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (2) the Shareholder’s tax basis for its pro rata share of the gold that was sold, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has held its Shares for more than one year. A Shareholder’s tax basis for its share of any gold sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its share of all of the gold held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of gold sold and the denominator of which is the total amount of the gold held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the gold remaining in the Trust will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the gold that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the gold held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the gold held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying gold represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the gold received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the gold held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the gold received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the gold received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the gold held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the gold received by the Shareholder in the redemption.

As noted above, the foregoing discussion assumes that all of a Shareholder’s Shares were acquired on the same date and at the same price per Share. If a Shareholder owns multiple lots of Shares (i.e., Shares acquired on different dates and/or at different prices), it is uncertain whether the Shareholder may use the “specific identification” rules that apply under Treas. Reg. Section 1.1012-1(c) in the case of sales of shares of stock, in determining the amount, and the long-term or short-term character, of any gain or loss recognized by the Shareholder upon the sale of gold by the Trust, upon the sale of any Shares by the Shareholder, or upon the sale by the Shareholder of any gold received by it upon the redemption of any of its Shares. The IRS could take the position that a Shareholder has a blended tax basis and holding period for its pro rata share of the underlying gold in the Trust. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying gold related to such Shares.

MAXIMUM 28% LONG-TERM CAPITAL GAINS TAX RATE FOR US SHAREHOLDERS WHO ARE INDIVIDUALS

Under current law, gains recognized by individuals from the sale of “collectibles,” including gold bullion, held for more than one year are taxed at a maximum rate of 28%, rather than the 15% rate applicable to most

United States Federal Tax Consequences

other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual U.S. Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust’s sale of any gold bars which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual U.S. Shareholder for one year or less or by a taxpayer other than an individual U.S. taxpayer are generally the same as those at which ordinary income is taxed.

3.8% TAX ON NET INVESTMENT INCOME FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 2012

The Health Care Reform and Education Reconciliation Act of 2010 (Pub. Law 111-152) requires certain U.S. Shareholders who are individuals to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property, for taxable years beginning after December 31, 2012. This tax is in addition to any capital gains taxes due on such investment income. A similar tax will apply to estates and trusts. U.S. Shareholders should consult their tax advisors regarding the effect, if any, this law may have on an investment in the Shares.

BROKERAGE FEES AND TRUST EXPENSES

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of gold by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

INVESTMENT BY U.S. TAX-EXEMPT SHAREHOLDERS

U.S. Tax-Exempt Shareholders are subject to U.S. federal income tax only on their unrelated business taxable income, or UBTI. Unless they incur debt in order to purchase Shares, it is expected that U.S. Tax-Exempt Shareholders should not realize UBTI in respect of income or gains from the Shares. U.S. Tax-Exempt Shareholders should consult their own independent tax advisors regarding the U.S. federal income tax consequences of holding Shares in light of their particular circumstances.

INVESTMENT BY REGULATED INVESTMENT COMPANIES

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying gold for purposes of Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

INVESTMENT BY CERTAIN RETIREMENT PLANS

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account, or IRA, or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of

United States Federal Tax Consequences

acquiring the collectible. The Sponsor has received a private letter ruling from the IRS to the effect that a purchase of Shares by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any gold received by such IRA or plan account upon the redemption of any of the Shares purchased by it is distributed to the IRA owner or plan participant, the Shares or gold so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code section 408(d) or Code section 402. See also “ERISA and Related Considerations.”

U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING FOR U.S. AND NON-U.S. SHAREHOLDERS

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

INCOME TAXATION OF NON-U.S. SHAREHOLDERS

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of gold. A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of gold by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

ESTATE AND GIFT TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

Under the U.S. federal tax law, individuals who are neither citizens nor residents (as determined for estate and gift tax purposes) of the United States are subject to estate tax on all property that has a U.S. “situs.” Shares may well be considered to have a U.S. situs for these purposes. If they are, then Shares would be includible in the U.S. gross estate of a non-resident alien Shareholder. Currently, U.S. estate tax is imposed at rates of up to 35% of the fair market value of the taxable estate. The U.S. estate tax rate is subject to change in future years. In addition, the U.S. federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a non-resident alien Shareholder who was resident in a country which has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For non-citizens and non-residents of the United States, the U.S. federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of Shares should not be considered ownership of the underlying gold for this purpose, even to the extent that gold were held in custody in the United States. Instead, Shares should be considered intangible property, and therefore they should not be subject to U.S. gift tax if transferred during the holder’s lifetime.

Such Shareholders are urged to consult their tax advisers regarding the possible application of U.S. estate, gift and generation-skipping transfer taxes in their particular circumstances.

United States Federal Tax Consequences

TAXATION IN JURISDICTIONS OTHER THAN THE UNITED STATES

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code, collectively the Plans, and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

The Shares constitute “publicly-offered securities” as defined in Department of Labor Regulations Section 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying gold bullion held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. See also “United States Federal Tax Consequences — Investment by Certain Retirement Plans.”

Plan of Distribution

The Trust issues Shares in Baskets to Authorized Participants from time to time in exchange for deposits of the amount of gold and any cash represented by the Baskets being created. A current list of the Authorized Participants is available from the Trustee and the Sponsor. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Marketing Agent is assisting the Sponsor in: (1) developing a marketing plan for the Trust on an ongoing basis; (2) preparing marketing materials regarding the Shares, including the content on the Trust’s website; (3) executing the marketing plan for the Trust; (4) incorporating gold into its strategic and tactical exchange-traded fund research; (5) sub-licensing the SPDR® trademark; and (6) assisting with certain shareholder services, such as call center and prospectus fulfillment. Fees are paid to the Marketing Agent by the Trustee from the assets of the Trust as compensation for services preformed pursuant to the Marketing Agent Agreement.

The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. In addition, the WGC has agreed to indemnify certain parties against certain liabilities.

The Shares trade on the NYSE Arca under the symbol “GLD.”

Description of the Shares

GENERAL

The Trustee is authorized under the Trust Indenture to create and issue an unlimited number of Shares. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

DESCRIPTION OF LIMITED RIGHTS

The Shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. As a Shareholder, you do not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Indenture. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

DISTRIBUTIONS

The Trust Indenture provides for distributions to Shareholders in only two circumstances. First, if the Trustee and the Sponsor determine that the Trust’s cash account balance exceeds the anticipated expenses of the Trust for the next 12 months and the excess amount is more than $0.01 per Share outstanding, they shall direct the excess amount to be distributed to the Shareholders. Second, if the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

VOTING AND APPROVALS

Under the Trust Indenture, Shareholders have no voting rights, except in limited circumstances. Shareholders holding at least 66 2/3% of the Shares outstanding may vote to remove the Trustee. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 66 2/3% of the outstanding Shares. In addition, certain amendments to the Trust Indenture require 51% or unanimous consent of the Shareholders.

BOOK ENTRY FORM

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Indenture, Shareholders are limited to: (1) DTC Participants; (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants; and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Legal Matters

The validity of the Shares have been passed upon for the Sponsor by Carter Ledyard & Milburn LLP, New York, New York, who, as special US tax counsel to the Trust, also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2011 have been incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

The financial statements as of September 30, 2010 and for each of the two years in the period ended September 30, 2010, incorporated in this Prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Best Find More Information; Incorporation of Certain Information by Reference

This prospectus is a part of a registration statement on Form S-3 of SPDR® Gold Trust, Registration No. 333-167132, which we filed with the Securities and Exchange Commission (SEC) under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (Commission File Number 1-32356). These filings contain important information which does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 551-8090.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below.

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011;

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2011; and

•	The description of our Shares set forth in the Registration Statement on Form 8-A we filed with the SEC on November 16, 2004.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination or completion of this offering of our Shares

Where You Can Best Find More Information; Incorporation of Certain Information by Reference

shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents, other than information in future filings that is deemed not to be filed. Please direct your written or telephone requests to State Street Global Markets, LLC, One Lincoln Street, Floor 30, Boston, MA 02111-2900 (Tel: 866-320-4053). You may also obtain information about us by visiting our website at http://www.spdrgoldshares.com. Information contained in our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses incurred by the Trust in connection with the sale and distribution of the Shares being registered in this Registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,633,507.60
Printing and engraving expenses	160,000
Legal fees and expenses	50,000
Accounting fees and expenses	50,000
Miscellaneous	4,500

Total	$3,898,007.60

Item 15.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 18 of the Sponsor’s Amended and Restated Limited Liability Company Agreement provides that, to the fullest extent permitted by applicable law, a member or officer of the Sponsor shall be entitled to indemnification from the Sponsor for any loss, damage or claim incurred by the member or officer for any act or omission performed or omitted by the member or officer in good faith on behalf of the Sponsor and in a manner reasonably believed to be within the scope of the authority conferred on the member or officer by the Sponsor’s Amended and Restated Limited Liability Company Agreement, provided, however, that no member or officer shall be entitled to be indemnified if the loss, damage or claim was due to the member’s or officer’s fraud or willful misconduct. A member’s or officer’s reasonably incurred costs and expenses in defending pending or threatened actions, suits or proceedings will be paid in advance by the Sponsor if the member or officer provides an undertaking to repay the amounts advanced if it is ultimately determined that the member or officer is not entitled to be indemnified by the Sponsor. The indemnity and the advance of expenses is limited to the Sponsor’s assets, and no member of the Sponsor shall have personal liability for such indemnity.

Section 7.05 of the Trust Indenture provides that the Sponsor and its directors, shareholders, members, officers, employees, affiliates and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred by an indemnified party without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of the indemnified party arising out of or in connection with the performance of its obligations under the Trust Indenture or any actions taken in accordance with the provisions of the Trust Indenture or (2) the indemnified party’s reckless disregard of its obligations and duties under the Trust Indenture. Each indemnified party will also be indemnified from the Trust and held harmless against any loss, liability or expense under the distribution agreement between the Sponsor and UBS Securities LLC, as Purchaser in the initial public offering of 2,300,000 Shares, the Marketing Agent Agreement or any Participant Agreement where such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided by the Trustee. The indemnity shall include payment from the Trust of the indemnified party’s costs and expenses of defending itself against any such indemnified claim or liability.

In addition, the WGC has entered into separate indemnification agreements with certain officers of the Sponsor which require the WGC, among other things, to indemnify the officers against certain liabilities which may arise by reason of their status as officers of the Sponsor. The Sponsor or the WGC also intends to maintain director and officer liability insurance for the Sponsor, if available on reasonable terms.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description

3.1	Certificate of Formation of World Gold Trust Services, LLC[1]
3.2	Amended and Restated Limited Liability Company Agreement of World Gold Trust Services, LLC[2]
4.1	Form of Trust Indenture[3]
4.1.1	Form of Amendment No. 1 to Trust Indenture[4]
4.1.2	Form of Amendment No. 2 to Trust Indenture[5]
4.1.3	Form of Amendment No. 3 to Trust Indenture[6]
4.2	Form of Participant Agreement[7]
4.2.1	Form of Amendment to Participant Agreements[8]
4.2.2	Form of Amendment No. 2 to Participant Agreements[9]
5.1	Opinion of Carter Ledyard & Milburn LLP as to legality
8.1	Opinion of Carter Ledyard & Milburn LLP as to tax matters
10.1	Form of Allocated Bullion Account Agreement[10]
10.2	Form of Unallocated Bullion Account Agreement[11]
10.3	Form of Participant Unallocated Bullion Account Agreement (included as Attachment B to the Form of Participant Agreement filed as Exhibit 4.2)[12]
10.3.1	Form of Amendment No. 2 to Participant Unallocated Bullion Account Agreement[13]
10.4	Form of Depository Agreement[14]
10.5	License Agreement[15]
10.6	Form of Marketing Agent Agreement[16]
10.6.1	Form of Amendment No. 2 to Marketing Agent Agreement[17]
10.6.2	Form of Amendment No. 3 to Marketing Agent Agreement[18]
10.6.3	Form of Amendment No. 4 to Marketing Agent Agreement[19]
10.8	Form of World Gold Council/World Gold Trust Services, LLC License Agreement[20]
10.8.1	Form of Amendment No. 1 to World Gold Council/World Gold Trust Services, LLC License Agreement[21]
10.10	Form of Marketing Agent Reimbursement Agreement[22]
10.12	SPDR Sublicense Agreement[23]
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consents of Carter Ledyard & Milburn LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to this registration statement
99.1	Code of Ethics of World Gold Trust Services, LLC[24]

1.	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-105202, filed on May 13, 2003, and incorporated herein by reference.

2.	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-1, File No. 333-105202, filed on May 13, 2003, and incorporated herein by reference.

3.	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-105202, filed on May 13, 2003, and incorporated herein by reference.

4.	Filed as Exhibit 4.1 to Current Report on Form 8-K, File No. 001-32356, filed on December 13, 2007, and incorporated herein by reference.

5.	Filed as Exhibit 4.1.2 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

6.	Filed as Exhibit 4.1.3 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on June 1, 2011, and incorporated herein by reference.

7.	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

8.	Filed as Exhibit 4.2 to Current Report on Form 8-K, File No. 001-32356, filed on December 13, 2007, and incorporated herein by reference.

9.	Filed as Exhibit 4.2.2 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

10.	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on June 1, 2011, and incorporated herein by reference.

11.	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on June 1, 2011, and incorporated herein by reference.

12.	Included as Attachment B to the Form of Participant Agreement filed as Exhibit 4.2 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

13.	Filed as Exhibit 10.3.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

14.	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

15.	Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-1, File No. 333-105202, filed on September 26, 2003, and incorporated herein by reference.

16.	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

17.	Filed as Exhibit 10.6 to Current Report on Form 8-K, File No. 001-32356, filed on December 13, 2007, and incorporated herein by reference.

18.	Filed as Exhibit 10.6.2 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

19.	Filed as Exhibit 10.6.3 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on November 9, 2011, and incorporated herein by reference.

20.	Filed as Exhibit 10.8 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

21.	Filed as Exhibit 10.8.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

22.	Filed as Exhibit 10.10 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

23.	Filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

24.	Filed as Exhibit 99.1 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)  That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(9)  The undersigned registrant hereby undertakes that:

(A)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 26, 2012.

WORLD GOLD TRUST SERVICES, LLC
Sponsor of the SPDR® Gold Trust

By:	/s/ Jason Toussaint
Jason Toussaint
Managing Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes Jason Toussaint and Robin Lee, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement (including post-effective amendments) and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 26, 2012 by the following persons in the capacities* indicated.

Signature	Capacity

/s/ Jason Toussaint Jason Toussaint	Managing Director (principal executive officer)*

/s/ Robin Lee Robin Lee	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)*

*	The Registrant is a trust and the persons are signing in their capacities as officers of World Gold Trust Services, LLC, the Sponsor of the Registrant.

Exhibit Index

Exhibit
Number	Description

3.1	Certificate of Formation of World Gold Trust Services, LLC[1]
3.2	Amended and Restated Limited Liability Company Agreement of World Gold Trust Services, LLC[2]
4.1	Form of Trust Indenture[3]
4.1.1	Form of Amendment No. 1 to Trust Indenture[4]
4.1.2	Form of Amendment No. 2 to Trust Indenture[5]
4.1.3	Form of Amendment No. 3 to Trust Indenture[6]
4.2	Form of Participant Agreement[7]
4.2.1	Form of Amendment to Participant Agreements[8]
4.2.2	Form of Amendment No. 2 to Participant Agreements[9]
5.1	Opinion of Carter Ledyard & Milburn LLP as to legality
8.1	Opinion of Carter Ledyard & Milburn LLP as to tax matters
10.1	Form of Allocated Bullion Account Agreement[10]
10.2	Form of Unallocated Bullion Account Agreement[11]
10.3	Form of Participant Unallocated Bullion Account Agreement (included as Attachment B to the Form of Participant Agreement filed as Exhibit 4.2)[12]
10.3.1	Form of Amendment No. 2 to Participant Unallocated Bullion Account Agreement[13]
10.4	Form of Depository Agreement[14]
10.5	License Agreement[15]
10.6	Form of Marketing Agent Agreement[16]
10.6.1	Form of Amendment No. 2 to Marketing Agent Agreement[17]
10.6.2	Form of Amendment No. 3 to Marketing Agent Agreement[18]
10.6.3	Form of Amendment No. 4 to Marketing Agent Agreement[19]
10.8	Form of World Gold Council/World Gold Trust Services, LLC License Agreement[20]
10.8.1	Form of Amendment No. 1 to World Gold Council/World Gold Trust Services, LLC
License Agreement[21]
10.10	Form of Marketing Agent Reimbursement Agreement[22]
10.12	SPDR Sublicense Agreement[23]
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consents of Carter Ledyard & Milburn LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to this registration statement
99.1	Code of Ethics of World Gold Trust Services, LLC[24]

1.	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-105202, filed on May 13, 2003, and incorporated herein by reference.

2.	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-1, File No. 333-105202, filed on May 13, 2003, and incorporated herein by reference.

3.	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-105202, filed on May 13, 2003, and incorporated herein by reference.

4.	Filed as Exhibit 4.1 to Current Report on Form 8-K, File No. 001-32356, filed on December 13, 2007, and incorporated herein by reference.

5.	Filed as Exhibit 4.1.2 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

6.	Filed as Exhibit 4.1.3 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on June 1, 2011, and incorporated herein by reference.

7.	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

8.	Filed as Exhibit 4.2 to Current Report on Form 8-K, File No. 001-32356, filed on December 13, 2007, and incorporated herein by reference.

9.	Filed as Exhibit 4.2.2 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

10.	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on June 1, 2011, and incorporated herein by reference.

11.	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on June 1, 2011, and incorporated herein by reference.

12.	Included as Attachment B to the Form of Participant Agreement filed as Exhibit 4.2 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

13.	Filed as Exhibit 10.3.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

14.	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

15.	Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Amendment No. 1 to Form S-1, File No. 333-105202, filed on September 26, 2003, and incorporated herein by reference.

16.	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

17.	Filed as Exhibit 10.6 to Current Report on Form 8-K, File No. 001-32356, filed on December 13, 2007, and incorporated herein by reference.

18.	Filed as Exhibit 10.6.2 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

19.	Filed as Exhibit 10.6.3 to the Registrant’s Current Report on Form 8-K, File No. 001-32356, filed on November 9, 2011, and incorporated herein by reference.

20.	Filed as Exhibit 10.8 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

21.	Filed as Exhibit 10.8.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

22.	Filed as Exhibit 10.10 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.

23.	Filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-3, File No. 333-151056, filed on May 20, 2008, and incorporated herein by reference.

24.	Filed as Exhibit 99.1 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1, File No. 333-105202, filed on November 8, 2004, and incorporated herein by reference.